Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated June 18, 2015 with respect to the audited balance sheet of Arrington Jones, Inc. as of March 31, 2015 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from January 22, 2015 (inception) through March 31, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 15, 2015